National Dentex Corporation

                    Supplemental Executive Retirement Plan VI
                    -----------------------------------------

This Plan is effective as of the eleventh (11th) day of August 2006, and is established by National Dentex Corporation, organized and existing under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Company"), and is binding upon the Company and any person who is designated by the Committee (as defined below) as being eligible to become a Participant (as defined below) hereunder and has elected to do so by executing a Participation Agreement (as defined below).

         WITNESSETH THAT, the Board of Directors of the Company has determined that:

         WHEREAS, such Participant is employed by the Company as a senior executive officer of the Company; and

         WHEREAS, such Participant has performed his duties in a capable and efficient manner, resulting in the growth and progress of the Company; and

         WHEREAS, as a result of the experience of such Participant, assurance of his continued service, beyond the customary age for retirement from service with the Company, is desirable to the Company; and

         WHEREAS, the Company's existing retirement and death benefits available to such Participant would not adequately and equitably compensate such Participant for his contributions to the Company, and the Board of Directors desires to supplement such benefits as provided herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby establishes the National Dentex Corporation Supplemental Executive Retirement Plan VI as follows:


                                    ARTICLE I
                                   Definitions
                                   -----------

(1) Defined Terms. As used in this Plan, unless the context clearly indicates to the contrary, the following terms shall have the respective meanings ascribed to them in this Article I:

         "Beneficiary" shall mean any person, trust, partnership, limited liability company, corporation or other combination of these, last designated in writing by a Participant to receive benefits provided under Article II of this Plan in the event of the Participant's death, as provided in Article II, Section
(3). Such designation shall be filed with the Company and shall be revocable at any time through written instruments similarly filed without consent of any "Beneficiary." In the absence of any such designation, the payments to be made under Article II, Section (3) shall be delivered by the Company to the executor(s) or administrator(s) of the Participant's estate.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Cause" is defined in Article VII of this Plan.

         "Change of Control" is defined in Article III, Section (3) of this Plan.

         "Committee" shall mean the Compensation Committee of the Board of Directors.

         "Company" shall mean National Dentex Corporation.

         "Participant" shall mean any person designated as eligible by the Committee who elects to participate in the Plan through execution of a Participation Agreement.

         "Participation Agreement" shall mean the form of written agreement, attached hereto as Schedule A, which is entered into by and between the Company and a Participant as a condition to participation in the Plan.

         "Payout Trigger Date" shall mean the date of a Participant's 75th birthday, regardless of whether or not the Participant is then rendering Service to the Company as an employee, officer, director, consultant or otherwise.

         "Plan" shall mean and include this Supplemental Executive Retirement Plan VI and attached Schedule A.

         "Retirement" shall mean the date on which a Participant who has attained the age of at least sixty-five (65) ceases to provide Service to the Company as an employee.

         "Retirement Benefit" shall mean the monthly benefit a Participant receives following the Payout Trigger Date, as provided in Article II, Section
(1).

         "Service" shall mean work performed by the Participant for the Company, whether as an employee, officer, director, consultant or otherwise, for any period beginning on or after January 1, 2007.

(2) Rules of Construction. As used herein, the masculine gender shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.


                                   ARTICLE II
                               Retirement Benefit
                               ------------------

(1) Payout Upon Attaining Age 75. Beginning with the first full calendar month following the Payout Trigger Date, the Company shall pay to the Participant 120 equal monthly installments, each in an amount equal to the


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


"Monthly Retirement Benefit" set forth in such Participant's Participation Agreement. The monthly payment provided for by this Section (1), subject to and as may be adjusted for vesting as provided in Section (2) below, may hereinafter be referred to as the "Retirement Benefit".

(2) Vesting. The Participant's entitlement to the full amount of the Retirement Benefit shall vest over a period of years as set forth in the Participation Agreement and this Section (2). The Participation Agreement sets forth a vesting schedule applicable to the Participant. In the event the Participant shall cease rendering Service to the Company prior to the Retirement Benefit becoming 100% vested, the monthly Retirement Benefit payable beginning after the Payout Trigger Date shall be reduced to the percentage that shall have become vested prior to such cessation of Service in accordance with the schedule provided in the Participation Agreement.

(3)      Death of Participant.

         (i) In the event of the death of the Participant on or following the Payout Trigger Date, the Company shall continue to pay to the Participant's Beneficiary the Monthly Retirement Benefit as and when provided for in Section
(1) above.

         (ii) In the event of the death of the Participant prior to the Payout Trigger Date but following the full vesting of the Monthly Retirement Benefit as provided in Section (2), the Company shall pay to the Participant's Beneficiary the Monthly Retirement Benefit as and when provided for in Section (1) above, beginning after the Payout Trigger Date.

         (iii) In the event of the death of the Participant prior to the full vesting of the Retirement Benefit as provided in Section (2), then such Section
(2) shall be operative, and the Company shall pay the Participant's Beneficiary the reduced monthly Retirement Benefit that would have been payable to the Participant thereunder, paid as and when provided for in Section (1), beginning after the Payout Trigger Date.

(4) Cooperation by Participant. The Company may, at its own discretion, utilize one or more life insurance policies or any other investment vehicle or other means of meeting its obligations under this Plan. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examination as the Company may deem necessary and taking such other relevant action as may be reasonably requested by the Company. If a Participant refuses to cooperate, the Company shall have no further obligation to the Participant under the Plan.

(5) Unfunded Obligation. For purposes of this Plan, regardless of any actions that may be taken by the Company pursuant to Section (4) above or otherwise, a Participant or his Beneficiary shall have solely the rights of an unsecured general creditor of the Company to payment of any amounts and benefits including but not limited to the Retirement Benefit hereunder.

                                   ARTICLE III
                                Change of Control
                                -----------------

(1) Acceleration of Vesting Upon Change of Control. If a Change of Control of the Company (as defined in Section (3) below) occurs prior to the vesting in full of the Retirement Benefit under Article II, Section (2), and the Participant is rendering Service to the Company immediately prior to the date of such Change of Control, then notwithstanding any change in the Participant's Service status that may occur in connection with, upon or subsequent to such Change of Control, the Retirement Benefit provided in Article II, Section (1) shall be deemed to be vested in full, notwithstanding the provisions of Article II, Section (2), as of the date of such Change of Control. Such benefits shall be payable, as and when provided for in Article II, Section (1), beginning after the Payout Trigger Date, upon the terms and on the monthly schedule provided therein.

(2) Obligations of Successor Entity. In furtherance and not in limitation of Section (1) above and Article XVIII below, the Company agrees that it will not permit to occur any Change of Control (to the extent within the Company's control), nor merge or consolidate with any other corporation or organization, nor sell substantially all of its assets to, or permit its business activities to be taken over by, another corporation or organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth and as amended from time to time. The Company further agrees that it will not cease business activities, dissolve, liquidate or terminate its existence, other than as heretofore set forth in this Article III, without having made adequate provision for the fulfilling of its obligations hereunder.

(3) Definition of Change of Control. As used in this Plan, the term "Change of Control" shall mean either a change in ownership, change in effective control, or change in a substantial portion of the Company's assets, as follows:

         (i) Change in Ownership. A change in ownership occurs if a person, or multiple persons acting as a group, acquires more than 50% of the capital stock of the Company, measured by voting power or value.

         (ii) Change in Effective Control. A change in effective control occurs if either:

                (a) A person (or group of persons) acquires 35% of the capital stock of the Company measured by voting power over a 12-month period; or

                (b) A majority of the Board of Directors of the Company is replaced by directors not endorsed by the prior members of the board.

         (iii) Change in a Substantial Portion of the Company's Assets. A Change of Control based on the sale of assets occurs if a person (or group of persons) acquires 40% or more of the gross fair market value of the assets of the Company over a 12-month period.

                                   ARTICLE IV
                                   Retirement
                                   ----------

The date of the Participant's Retirement shall have no effect on the amount or timing of the benefits to be payable under this Plan, except to the extent that Retirement constitutes a cessation of Service for purposes of Article II, Section (2) above prior to the date the Retirement Benefit shall have vested in full.


                                    ARTICLE V
                                      Death
                                      -----

In accordance with Article II, Section (3), the death of the Participant shall have no effect on the amount or timing of the benefits to be payable under this Plan, except to the extent that, for purposes of Article II, Section (2), the Participant's Service terminates as a result of his death prior to the date the Retirement Benefit shall have vested in full.


                                   ARTICLE VI
                                   Disability
                                   ----------

In the event that the Participant becomes disabled, on the basis of any standard established by the Board of Directors, such disability shall have no effect on the amount or timing of the benefits to be payable under this Plan, except to the extent that, for purposes of Article II, Section (2), the Participant's Service terminates as a result of such disability prior to the date the Retirement Benefit shall have vested in full.


                                   ARTICLE VII
                        Termination of Service by Company
                        ---------------------------------

If the Company terminates the Service of the Participant, without Cause, prior to the date the Retirement Benefit shall have vested in full, the Company's obligation to the Participant shall remain in full force and effect, and the Retirement Benefit provided in Article II, Section (1) shall be deemed to be vested in full, notwithstanding the provisions of Article II, Section (2), as of the date of termination. In such case, the Company shall pay the Participant or his Beneficiary the full monthly Retirement Benefit as and when provided for in
Article II, Section (1), beginning after the Payout Trigger Date. As used herein, the term "Cause" shall mean that the Board of Directors has determined that any one or more of the following has occurred:

         (i) the Participant shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony (other than a conviction arising solely under a statutory provision imposing criminal liability on the Participant on a per se basis due to the position held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board of Directors);

         (ii) the Participant shall have failed or refused to perform the duties and obligations of the Participant's employment or engagement at an acceptable level (other than as a result of illness or disability), and such failure or refusal shall have continued for a period of ten (10) days following written notice from the Board of Directors, it being understood that the Company's failure to achieve its business plan or projections shall not itself be considered such a failure or refusal;

         (iii) the Participant shall have refused to follow the lawful directions of the Board of Directors, and such refusal shall have continued for a period of ten (10) days following written notice from the Board of Directors;

         (iv) the Participant shall have breached any provision of any employment, non-solicitation, non-competition or non-disclosure agreement with the Company; or

         (v) the Participant shall have committed any fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty or disloyalty against the Company.


                                  ARTICLE VIII
                   Continuation of Medical and Dental Benefits
                   -------------------------------------------

From the effective date of this Plan as provided in Article XIX, for the remainder of their lives without regard to the Participant's employment status, and regardless of any Change of Control of the Company, the Participant and his spouse and, following the Participant's death, the surviving spouse of the Participant, shall be entitled to participation in and coverage under the Company's medical and dental insurance plans and programs as may be applicable to senior executives of the Company (or its successor entity) and their families from time to time, in accordance with the terms of such plans and programs, including any required co-payment or employee contribution; provided, however, that in the event that the Participant or his spouse or surviving spouse shall no longer be eligible under such plans or programs, the Company shall nonetheless be obligated, and hereby agrees, to provide substantially equivalent coverage at the Company's expense, less the amount of any required co-payment or employee contribution that would have been applicable under such plans, and supplemental to any other coverage, such as Medicare, that is obtained. The provisions of this Article VIII shall be independent of, and shall not be affected by, the provisions regarding the amount or timing of the payment of the Retirement Benefit provided under Article II of this Plan.

                                   ARTICLE IX
                                   Assignment
                                   ----------

It is agreed that, except for the provisions of this Plan providing for the designation of, and payment to, any Beneficiary, neither the Participant nor his spouse nor any Beneficiary shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments or benefits hereunder, which payments and rights thereto are expressly declared to be nonassignable and nontransferable.


                                    ARTICLE X
                              Retention of Services
                              ---------------------

The benefits payable under this Plan shall be independent of, and in addition to, any other arrangement that may exist from time to time between the parties hereto, or any other compensation payable by the Company to the Participant. This Plan shall not be deemed to constitute an employment contract between the parties hereto, nor shall any provision hereof restrict the right of the Company to terminate the Service of the Participant, or restrict the right of the Participant to terminate his Service to the Company.


                                   ARTICLE XI
                              Rights of Participant
                              ---------------------

The rights of the Participant under this Plan and of any Beneficiary of the Participant shall be solely those of an unsecured creditor of the Company. Any insurance contract or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiary or to constitute security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company.


                                   ARTICLE XII
                        Ownership of Insurance Contracts
                        --------------------------------

The Company shall be the sole owner of any insurance contract or contracts acquired on the life of a Participant, with incidents of ownership therein, including, but not limited to, the right to cash and loan values, dividends, if any, death benefits, and the right to termination thereof.

                                  ARTICLE XIII
                                   Amendments
                                   ----------

This Plan may be revoked or be amended in whole or in part by a written amendment, supplement or agreement signed by the Company and by each Participant to be bound by the same, and, solely as to such Participants, this Plan shall be deemed to be so revoked or amended. Following the death of the Participant, his Beneficiary shall be entitled to act in his stead in respect of any such revocation or amendment.

                                   ARTICLE XIV
                                 Applicable Law
                                 --------------

This Plan shall be construed and governed in all respects under and by the substantive laws of the Commonwealth of Massachusetts, without regard to choice of law principles.

                                   ARTICLE XV
                                    Headings
                                    --------

Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan.

                                   ARTICLE XVI
                                  Counterparts
                                  ------------

This Plan may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                                  ARTICLE XVII
                                    Disputes
                                    --------

In the event of any dispute under this Plan, the Company and Participant shall submit the matter to binding arbitration to be conducted by a single arbitrator under the rules of the American Arbitration Association in Boston, Massachusetts. The Participant shall be entitled to recover from the Company his reasonable legal and other fees, costs and expenses incurred in enforcing his rights under this Plan.


                                  ARTICLE XVIII
                                 Binding Effect
                                 --------------

The provisions of this Plan shall be binding upon the parties and their respective successors and assigns. If any provisions herein are deemed invalid or unenforceable, the remaining provisions shall remain in full force and effect.

                                   ARTICLE XIX
                                 Effective Date
                                 --------------

The effective date of this Plan shall be August 11, 2006.



                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Company has caused this Supplemental Executive Retirement Plan VI to be signed in its corporate name by its duly authorized officer.


                               NATIONAL DENTEX CORPORATION


                               By: /s/ RICHARD F. BECKER, JR.
                                   --------------------------
                               Name:   Richard F. Becker, Jr.
                               Title:  Executive Vice President, Treasurer, and
                                       Chief Financial Officer

                                                           SCHEDULE A

                           National Dentex Corporation
                    Supplemental Executive Retirement Plan VI
                    -----------------------------------------

                             PARTICIPATION AGREEMENT
                             -----------------------

Part I - Participant Information

David L. Brown
-------------------------------------------          --------------------------
First Name, Middle Initial, Last Name                     Social Security #


-------------------------------------------
Street Address


--------------------------------    ----------       ------------
City                                State            Zip Code

     /     /                     /     /             (    )      -
----- ----- -----          ----- ------ ------        ---- -----   --------
Date of Birth              Date of Hire               Telephone Number


Part II - Selection of Beneficiary

Your beneficiary(ies) would receive payments of the Retirement Benefit under this Plan in the event of your death. If you have more than one primary beneficiary, payments of the Retirement Benefit under the Plan will be divided as you specify below. In the event a primary beneficiary does not survive you, such payments will be divided among your contingent beneficiary(ies). The total of both primary and contingent beneficiary(ies) must equal 100%. If you wish to add more than one beneficiary, please utilize the space provided in Part III below.

PRIMARY BENEFICIARY                         CONTINGENT BENEFICIARY

----------------------------                --------------------------------
Name                                        Name

----------------------------                ---------------------------------
Street Address                              Street Address

---------------     --------   --------     ---------------   --------  --------
City                State      Zip Code     City              State     Zip Code

-----------------       -----------         -----------------      -----------
Social Security #       % of Assets         Social Security #      % of Assets

-------------------------------             -------------------------------
Relationship                                Relationship



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


Part III - Additional Beneficiaries

If you wish to name additional beneficiaries, please provide the information requested in Part II above for each. Attach additional sheets as necessary.

ADDITIONAL                                    ADDITIONAL
PRIMARY BENEFICIARIES:                        CONTINGENT BENEFICIARIES:









Part IV - Exhibit 1 Incorporated

The provisions of the attached Exhibit 1, setting forth the applicable Retirement Benefit and vesting schedule, among other things, are hereby incorporated by reference into this Participation Agreement as though set forth in full herein.

Part V - Authorization by Participant

I have read and I understand the National Dentex Corporation Supplemental Executive Retirement Plan VI and by execution of this Participation Agreement elect to participate in such Plan.

================================================================================


/s/ David L. Brown                                   August 11, 2006
-------------------------------------------          --------------------------
Participant's Signature                              Date

================================================================================

Part VI - Company Acknowledgment

By the signature of its duly authorized officer below, National Dentex Corporation hereby acknowledges, accepts and agrees to the provisions of this Participation Agreement and its attached Exhibit 1.

                             NATIONAL DENTEX CORPORATION

                             By: /s/ RICHARD F. BECKER, JR.
                                 --------------------------
                             Name:   Richard F. Becker, Jr.
                             Title:  Executive Vice President, Treasurer, and
                                     Chief Financial Officer

                                    EXHIBIT 1 TO PARTICIPATION AGREEMENT

                           National Dentex Corporation
                    Supplemental Executive Retirement Plan VI
                    -----------------------------------------

      Benefits Provided:

                                                         Vesting Schedule
Participant    Date of Birth  Retirement Benefit*        ----------------
-----------    -------------  -------------------

                              Monthly  Annual            Date         Percentage
                              -------  ------            ----         ----------
David L. Brown 1/22/1941      $10,417  $125,000  As of January 22, 2007    20%
                                                 As of January 22, 2008    40%
                                                 As of January 22, 2009    60%
                                                 As of January 22, 2010    80%
                                                 As of January 22, 2011   100%






*Assuming full vesting.









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